                       The Commonwealth of Massachusetts

                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
                                                          Federal Identification
                                                                 No.  04-2658593
                       RESTATED ARTICLES OF ORGANIZATION

                    GENERAL LAWS, CHAPTER 156B, SECTION 74


     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Donald J. Larson, President, and Lois E. Silverman, Clerk, of CRA Managed Care, Inc., located at 312 Union Wharf, Boston, MA 02109, do hereby certify that the following restatement of articles of organization of the corporation was duly adopted by unanimous written consent on April 28, 1995 by vote of 3,001,537.5 shares of Common Stock out of 3,001,537.5 shares outstanding, and 1,698,462.5 shares of Series A Convertible Preferred Stock out of 1,698,462.5 shares outstanding, being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

1.  The name by which the corporation shall be know is CRA Managed Care, Inc.

2.  The purposes for which the corporation is formed are as follows:

    To provide field case management and specialized cost containment services designed to reduce workers' compensation costs, and generally to do any and all acts and things permitted to be done by business corporations under the provisions of Chapter 156B, as amended, of the General Laws of Massachusetts.


- --------------------
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8-1/2 X 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:


                 WITHOUT PAR VALUE           WITH PAR VALUE
                 -----------------           --------------

CLASS OF STOCK    NUMBER OF SHARES  NUMBER OF SHARES    PAR VALUE
- ----------------  ----------------  ----------------  --------------

Preferred         None                 1,000,000      $.01 per share

Common            None                10,000,000      $.01 per share

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

     See Continuation Pages which are attached hereto and incorporated by reference.


*5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

     None.


*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     See Continuation Pages which are attached hereto and incorporated by reference.


     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 2, 3, 4 and 6.

                  Briefly describe amendments in space below:

Article 2:  Revise purposes for which the Corporation was formed.


- ---------------------
*If there are no such provisions, state "None".

Article 3: Reduce the total number of no par value common stock the Corporation is authorized to issue to 0, increase the total number of shares of Preferred Stock, $.01 par value per share the Corporation is authorized to issue, from 0 to 1,000,000 and reduce the total number of Preferred Stock, no par value, the Corporation is authorized to issue to 0.

Article 4: Add provisions relating to Preferred Stock and delete all provisions to Class B and Class C Common Stock and Series A and Series B Convertible Preferred Stock.

Article 6: Creation of a classified Board of Directors and a restatement of other lawful provisions for the conduct and regulation of the business affairs of the Corporation.



IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 10th day of May in the year 1995.



         /s/ Donald J. Larson
- --------------------------------- President
Donald J. Larson


         /s/ Lois E. Silverman
- --------------------------------- Clerk
Lois E. Silverman

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 74)

     I hereby approve the within restated articles of organization and, the filing fee in the amount of $600 having been paid, said articles are deemed to have been filed with me this 10th day of May, 1995


                                     /s/ William Francis Galvin
                                         WILLIAM FRANCIS GALVIN
                                     Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION

           PHOTOCOPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT
           TO:
                              W. Brett Davis, Esq.
                          Hutchins, Wheeler & Dittmar
                               101 Federal Street
                                Boston, MA 02110
                           Telephone:  (617) 951-6600

                             Continuation Sheet 4A
                             ---------------------

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 11,000,000 shares, consisting of the following classes of stock: (A) 10,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and (B) 1,000,000 shares of Preferred Stock, $.01 par value per shares (the "Preferred Stock").

     The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of each class of authorized capital stock of the Corporation are as follows:

A.   COMMON STOCK
     ------------

     1. After the requirements with respect to preferential dividends on the Preferred Stock shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     2. After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     3. Except as may otherwise be required by law or the provisions of these Articles, or by the Board of Directors pursuant to authority granted in these Articles, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

B.   UNDESIGNATED PREFERRED STOCK
     ----------------------------

     Up to 1,000,000 shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to below, in respect of any or all of which there may be variations between different series, all shares of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

                       ---------------------------------


     The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Articles of Organization, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, for the issuance of the Preferred Stock in one or more series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to determine and fix:

     (1) The distinctive designation of such series and the number of shares to constitute such series;

     (2) The rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

     (3) The right, if any, of the Corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

     (4) The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (5) The terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

     (6) The obligation, if any, of the Corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

     (7)  Voting rights, if any;

     (8) Limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

     (9) Such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Articles.

                             Continuation Sheet 6A
                             ---------------------

     Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the Corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the Corporation, or of its directors or stockholders, or of any class of stockholders:

I.   General Provisions

     l. The Corporation eliminates the personal liability of each director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the Corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     2. Meetings of the stockholders of the Corporation may be held anywhere in the United States.

     3. The directors of the Corporation may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

     4. The whole or any part of the authorized but unissued shares of capital stock of the Corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

     5.  The Corporation may become a partner in any business.

II.  Classified Board of Directors

     1.  The Directors of the Corporation shall be divided into three classes:
Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the number of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected initially into each class. The initial members of Class I shall be George H. Conrades and Jeffrey R. Jay, M.D., and they shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1996; the initial members of Class II shall be Donald J. Larson and Mitchell T. Rabkin, M.D., and they shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1997; and the initial members of Class III shall be Lois E. Silverman and William Laverack, Jr., and they shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1998, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held commencing with the annual election in 1996, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

     2. Notwithstanding any other provisions of these Articles of Organization or the By-Laws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the By-Laws of the corporation, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the outstanding stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter or adopt any provision inconsistent with, or to repeal, this Section II.



64941-1



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